                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            THE METZLER GROUP, INC.


     The Metzler Group, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), does hereby certify that this Restated Certificate of Incorporation of the Corporation set forth below has been duly adopted:


                                  ARTICLE I.

     The name of the corporation is The Metzler Group, Inc.


                                  ARTICLE II.

     The address of the Corporation's registered office in the State of Delaware is 32 Lookerman Square, Suite L-100, City of Dover, County of Kent, State of Delaware 19801. The name of its registered agent at such address is Prentice Hall Corporation System, Inc.


                                 ARTICLE III.

     The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the DGCL.


                                  ARTICLE IV.

     A. The Corporation shall have authority to issue the following classes of stock, in the number of shares and at the par value as indicated opposite the name of the class:

                        NUMBER OF
                          SHARES              PAR VALUE
CLASS                   AUTHORIZED            PER SHARE
Common Stock            15,000,000            $.001
Preferred Stock          3,000,000            $.001


     B. The designations and the powers, preferences and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:

          1.   Common Stock.
               ------------

               (a) Voting Rights: Except as otherwise required by law or expressly provided herein, the holders of shares of Common Stock shall be entitled to one vote per share on each matter submitted to a vote of the stockholders of the Corporation.

               (b) Dividends: Subject to the rights of the holders, if any, of Preferred Stock, the holders of Common Stock shall be entitled to receive dividends at such times and in such amounts as may be determined by the Board of Directors of the Corporation.

               (c) Liquidation Rights: In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation and the preferential amounts to which the holders of any outstanding shares of Preferred Stock shall be entitled upon dissolution, liquidation or winding up, the assets of the Corporation available for distribution to stockholders shall be distributed ratably among the holders of the shares of Common Stock.

     1.   Preferred Stock.
          ---------------

     Preferred Stock may be issued from time to time in one or more series. Subject to the other provisions of this Amended and Restated Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of and issue shares of the Preferred Stock in series, and by filing a certificate pursuant to the laws of the State of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of any Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the certificate or certificates establishing such series of Preferred Stock.

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

                                  ARTICLE V.

     The name and the mailing address of the sole incorporator is as follows:

     Name                              Mailing Address
     ----                              ---------------

     Barry S. Cain, Esq.               Sachnoff & Weaver, Ltd.
                                       South Wacker Drive
                                       Suite 2900
                                       Chicago, Illinois 60606


                                  ARTICLE IV.

     The business and affairs of the Corporation shall be managed by or under the direction of a board of directors consisting of not less than five (5) nor more than nine (9) directors. The exact number shall be determined from time to time by resolution adopted by the affirmative vote of a majority of the directors in office at the time of adoption of such resolution. The directors shall be divided into three classes, Class I, Class II and Class III. The initial term of office of the Class I, Class II and Class III directors shall expire at the annual meeting of stockholders in 1997, 1998 and 1999,
respectively.   The number of directors shall be apportioned among the classes by the Board of Directors so as to maintain the number of directors in each class as nearly equal as reasonably possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class. Beginning in 1997, at each annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term. In no case will a decrease in the number of directors shorten the term of any incumbent director even though such decrease may result in an inequality of the classes until the expiration of such term. A director shall hold office until the annual meeting of the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any director may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.
Except as required by law or the provisions of this Amended and Restated Certificate of Incorporation, all vacancies on the Board of Directors and newly created directorships shall be filled by the Board of Directors. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor.

     Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorship shall be governed by the terms of this Amended and Restated Certificate of Incorporation and any resolutions of the Board of Directors applicable thereto, and such directors so elected shall not be divided into class pursuant to this Article VI. Notwithstanding anything to the contrary contained in this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least two-thirds of the voting power of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article VI.


                                  ARTICLE VII.

     (a) WRITTEN CONSENT. ANY ACTION REQUIRED TO BE TAKEN AT ANY ANNUAL OR SPECIAL MEETING OF THE STOCKHOLDERS, OR ANY OTHER ACTION WHICH MAY BE TAKEN AT ANY ANNUAL OR SPECIAL MEETING OF THE STOCKHOLDERS, MAY BE TAKEN WITHOUT A MEETING, WITHOUT PRIOR NOTICE AND WITHOUT A VOTE, IF A CONSENT IN WRITING, SETTING FORTH THE ACTION SO TAKEN, SHALL BE SIGNED BY THE HOLDERS OF OUTSTANDING STOCK HAVING NOT LESS THAN THE MINIMUM NUMBER OF VOTES THAT WOULD BE NECESSARY TO AUTHORIZE OR TAKE SUCH ACTION AT A MEETING AT WHICH ALL SHARES ENTITLED TO VOTE THEREON WERE PRESENT AND VOTED. PROMPT NOTICE OF THE TAKING OF THE CORPORATE ACTION WITHOUT A MEETING BY LESS THAN UNANIMOUS WRITTEN CONSENT SHALL BE GIVEN TO THOSE STOCKHOLDERS WHO HAVE NOT CONSENTED IN WRITING.

     (b) Special Meeting. Special meetings of stockholders of the Corporation may be called upon not less than ten nor more than 60 days' written notice by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors or at the request in writing of the stockholders owning at least FIFTY PERCENT (50%) of the entire capital stock of the corporation issued and outstanding and entitled to vote.

     (c) Amendment. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least two-thirds of the shares entitled to vote generally in the election of directors shall be required to amend, alter or repeal, or to adopt any provision inconsistent with, this Article VII.


                                  ARTICLE VIII.

     In furtherance and not in limitation of the power conferred by statute, the Board of Directors is expressly authorized to make, alter, amend or repeal the By-Laws of the Corporation. The By-Laws of the Corporation may be altered, amended, or repealed, or new By-Laws may be adopted, by the Board of Directors in accordance with the preceding sentence or by the vote of the holders of at least two-thirds of the voting power of the shares of the Corporation entitled to be cast generally in the election of directors at an annual or special meeting of stockholders, provided that if such alteration, amendment, repeal or adoption of new By-Laws is effected at a duly called special meeting, notice of such alteration, amendment, repeal or adoption of new By-Laws is contained in the notice of such special meeting.


                                  ARTICLE XI.

     No stockholder of the Corporation shall by reason of holding shares of any class of stock have any cumulative voting right.


                                  ARTICLE X.

     A director of the Corporation shall not, in the absence of fraud, be disqualified by his or her office from dealing or contracting with the Corporation either as a vendor, purchaser or otherwise, nor in the absence of fraud shall a director of the Corporation be liable to account to the Corporation for any profit realized by the director from or through any transaction or contract of the Corporation by reason of the fact that the director, or any firm of which he or she is a member or any corporation of which he or she is an officer, director or stockholder, was interested in such transaction or contract if such transaction or contract has been authorized, approved or ratified in a manner provided in the DGCL for authorization, approval or ratification of transactions or contracts between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association or other organization in which one or more of its directors or officers are directors or officers or have a financial interest.


                                  ARTICLE XI.

     Meetings of stockholders may be held within or without the State of Delaware as the By-Laws may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the By-Laws of the Corporation. Election of directors need not be by written ballot unless the By-Laws of the Corporation so provide.


                                  ARTICLE XII.

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of

Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of
Section 279 of the DGCL order a meeting of the creditors or class of creditors and/or the stockholders or class of stock of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing two-thirds the value of the creditors or class of creditors and/or the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement or to any reorganization of this Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement of the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                 ARTICLE XIII.

A.    Indemnification of Officers and Directors:  The Corporation shall:

          (a) indemnify, to the fullest extent permitted by the DGCL, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful; and

          (b) indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, joint venture, trust or other enterprise, or if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent of the Corporation, against expenses (including attorneys' fees) actually and reasonably incurred by each person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper; and

          (c) indemnify any director, or, if such person has previously been designated for indemnification by the resolution of the Board of Directors, an officer, employee or agent against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, to the extent that such director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Article XIII.A. (a) and (b), or in defense of any claim, issue or matter therein; and

          (d) make any indemnification under Article XIII.A. (a) and (b) (unless ordered by a court) only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because such director, officer, employee or agent has met the applicable standard of conduct set forth in
     Article XIII.A. (a) and (b). Such determination shall be made (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
     (3) by the stockholders of the Corporation; and

          (e) pay expenses incurred by a director or officer in defending a civil or criminal action, suit or proceeding in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this
     Article XIII. Notwithstanding the foregoing, the Corporation shall not be obligated to pay expenses incurred by a director or officer with respect to any threatened, pending, or completed claim, suit or action, whether civil, criminal, administrative, investigative or otherwise ("Proceedings") initiated or brought voluntarily by a director or officer and not by way of defense (other than Proceedings brought to establish or enforce a right to indemnification under the provisions of this Article XIII unless a court of competent jurisdiction determines that each of the material assertions made by the director or officer in such proceeding were not made in good faith or were frivolous). The Corporation shall not be obligated to indemnify the director or offer for any amount paid in settlement of a Proceeding covered hereby without the prior written consent of the Corporation to such settlement; and

          (f) not deem the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this Article XIII exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such director's or officer's official capacity and as to action in another capacity while holding such office; and

          (g) have the right, authority and power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article XIII; and

          (h) deem the provisions of this Article XIII to be a contract between the Corporation and each director, or appropriately designated officer, employee or agent who serves in such capacity at any time while this
     Article XIII is in effect and any repeal or modification of this Article XIII shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon such state of facts. The provisions of this Article XIII not be deemed to be a contract between the Corporation and any directors, officers, employees or agents of any other Corporation (the "Second Corporation") which shall merge into or consolidate with this Corporation when this Corporation shall be the surviving or resulting Corporation, and any such directors, officers, employees or agents of the Second Corporation shall be indemnified to the extent required under the DGCL only at the discretion of the Board of Directors of this Corporation; and

          (i) continue the indemnification and advancement of expenses provided by, or granted pursuant to, this Article XIII, unless otherwise provided when authorized or ratified, as to a person who has ceased to be a director, officer, employee or agent of the Corporation and such rights shall inure to the benefit of the heirs, executors and administrators of such a person.

     B. Elimination of Certain Liability of Directors: No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) under Section 174 of the DGCL, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize the further elimination or limitation of liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by an amended DGCL. Any repeal or modification of this Article XIII by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.


                                 ARTICLE XIV.

     The Board of Directors of the Corporation may adopt a resolution proposing to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute.

     IN WITNESS WHEREOF, I have hereunto set my hand on ___________, ____.


                              __________________________________



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